050106

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS CHAPTER 86)

Filed in the office of [signature] Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20170252387-67** Filing Date and Time **06/10/2017 7:03 PM** Entity Number **E0277752017-5**

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	ARMADA NANO TECHNOLOGIES GROUP L.L.C. [X] Check box if a Series Limited-Liability Company [ ] Check box if a Restricted Limited-Liability Company
2. Registered Agent for Service of Process: (check only one box)	[ ] Commercial Registered Agent: ______ Name [X] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) PAUL CHEN Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity 8740 HALCON AVE — Street Address; LAS VEGAS — City; Nevada 89148 — Zip Code Mailing Address (if different from street address); City; Nevada; Zip Code
3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (required)	Company shall be managed by: [X] Manager(s) **OR** [ ] Member(s) (check only one box)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1) QIANG OU — Name 8740 HALCON AVE — Street Address; LAS VEGAS — City; NV — State; 89148 — Zip Code 2) ______ Name Street Address; City; State; Zip Code 3) ______ Name Street Address; City; State; Zip Code
6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. PAUL CHEN — Name; X PAUL CHEN — Organizer Signature 8740 HALCON AVE — Address; LAS VEGAS — City; NV — State; 89148 — Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X PAUL CHEN Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 6/10/2017 Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

LIMITED LIABILITY COMPANY CHARTER

I, Barbara K. Cegavske, the Nevada Secretary of State, do hereby certify that **ARMADA NANO TECHNOLOGIES GROUP L.L.C.** did on June 10, 2017, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 10, 2017.

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20170610-0116
You may verify this certificate online at http://www.nvsos.gov/

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

140304

Filed in the office of	Document Number
Barbara K. Cegavske	20170409296-90
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/27/2017 11:51 AM
	Entity Number E0277752017-5

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

PLEASE NOTE: The charter document for the resulting entity *must* be submitted/filed simultaneously with the articles of conversion.

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Armada Nano Technologies Group L.L.C.
Name of constituent entity

Nevada
Jurisdiction

Limited Liability Company
Entity type *

and,

Armada Nano Technologies Group, Inc.
Name of resulting entity

Nevada
Jurisdiction

Corporation
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- [x] The entire plan of conversion is attached to these articles.
- [ ] The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.
- [ ] The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o:

5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: Time:

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Armada Nano Technologies Group L.L.C.

Name of *constituent* entity

X [signature] Manager 09/14/2017

Signature Title Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

ARMADA NANO TECHNOLOGIES GROUP, INC.

Nevada Business Identification # NV20171372658

Expiration Date: June 30, 2018

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 28, 2017

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ARMADA NANO TECHNOLOGIES GROUP, INC.**, did on September 27, 2017, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 28, 2017.

Barbara K. Cegavske
Secretary of State

Certified By: Christal Shirley
Certificate Number: C20170927-1682
You may verify this certificate
online at **http://www.nvsos.gov/**

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of
Barbara K. Cegavske
Secretary of State
State of Nevada

Document Number
20170409298-12
Filing Date and Time
09/27/2017 11:51 AM
Entity Number
E0277752017-5

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Armada Nano Technologies Group, Inc.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Paul Chen Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 8740 Halcon Ave (Street Address) Las Vegas (City) Nevada 89148 (Zip Code) Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 50,000,000 Par value per share: $ 0.001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Catherine Wang (Name) 48-51 Oceania St (Street Address) Bayside (City) NY (State) 11364 (Zip Code) 2) Paul Chen (Name) 8740 Halcon ave (Street Address) Las Vegas (City) NV (State) 89148 (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: — 6. Benefit Corporation: (see instructions) ☐ Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Paul Chen (Name) X [signature] (Incorporator Signature) 8740 Halcon Ave (Address) Las Vegas (City) NV (State) 89148 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X By: [signature] 09/14/2017 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.